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                                                                    Exhibit 10.5


                               EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement"), made and entered into this 1st day of February, 2000, by and between PODS, INC., a Florida corporation (the "Employer") hereafter called "Employer", and THOMAS M. CALCATERRA (the "Employee)".

                                    RECITALS

         WHEREAS, Employer desires to employ Employee as its Vice President, Finance and Chief Financial Officer; and

         WHEREAS, Employee desires such employment upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of such employment and the premises and covenants hereinafter set forth the parties hereto agree as follows:

         1. EMPLOYMENT. Employer hereby agrees to employ Employee and Employee accepts such employment upon the terms and conditions hereinafter set forth.

         2. TERM. The term of such employment shall commence February ___, 2000, and thereafter shall continue for additional one (1) year terms, unless terminated as herein provided (such period being hereinafter referred to as the "term" or the "period of active employment").

         3. COMPENSATION. For all services rendered by the Employee under this Agreement, Employer shall pay Employee an annual salary of not less than One Hundred Thousand Dollars ($100,000.00) per annum (the "Base Salary"). Said Base Salary shall be paid pro rata weekly on Employer's regular payroll dates or in such more frequent intervals as Employer shall in its discretion determine. Employer's compensation committee shall review Employee's Base Salary annually, in accordance with Employer's procedures that are applicable to its management employees.

         4. DUTIES. Employee is employed as the Vice President Finance and Chief Financial Officer of Employer and shall perform such services as are normally associated with such position, subject to the direction, supervision, and rules and regulations of Employer and its officers, which duties shall include but are not limited to the following:

                  (a) developing, implementing and directing the financial strategy, policy, and operations of Employer, as approved by the
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President of Employer. These duties include but are not limited to oversight of the accounting departing, budgetary planning and analysis, development of financial plans and policies, and generation of financial statements;

                  (b) management and oversight of the financial aspects of Employer's operations, including borrowing, IRS reporting and compliance, investor relations and related presentations, asset management and growth.

         The precise services of Employee may be extended or curtailed, from time to time at the discretion of Employer, and Employee agrees to render such different and/or additional services of a similar nature as may be assigned from time to time by Employer.

         5.       STOCK OPTIONS.

                  (a) The parties acknowledge that Employer is currently negotiating a transaction that will, if and when it closes, constitute a "sale of Employer" as defined in this Section. Except as provided in subsection 5(b) below, upon execution of this Agreement or no later than the date on which Employer's directors and shareholders have approved the contemplated 2000 Stock Option Plan of Employer, Employee shall be granted options to purchase forty thousand (40,000) shares of stock of Employer at a purchase price equal to its current fair market value of one dollar ($1.00) per share. One fourth of this number (options for ten thousand (10,000) shares) shall vest on February 1, 2001 and on each February 1st thereafter until all options have been fully vested; provided, that Employee is still employed on said vesting dates; and provided, further, that the vesting of all such options shall accelerate and become fully vested upon the earlier of an initial public offering of the stock of Employer or upon a "sale of Employer", as defined herein.

         In addition, if Employee continues to be employed by Employer on each respective grant date, on each of February 1, 2001, February 1, 2002, February 1, 2003 and February 1, 2004, Employer shall grant to Employee options to purchase an additional ten thousand (10,000) shares of stock of Employer at a purchase price equal to the then current fair market value, as determined by Employer; provided that such additional options shall vest on the date that is twelve (12) months after the grant date (that is, February 1, 2002, February 1, 2003, February 1, 2004 and February 1, 2005, respectively) if Employee is still employed on said vesting dates; and provided, further, that the vesting of all such options that have been then granted shall accelerate and become fully vested upon the earlier of an initial public offering of the


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stock of Employer or upon a "sale of Employer", as defined herein.

         The term "sale of Employer" means (A) the sale, including a merger, consolidation or reorganization, of eighty percent (80%) or more of the stock by shareholders of Employer in a transaction in which the shareholders do not receive stock or an equity interest in the acquiring entity, or (B) the sale of substantially all of the assets of Employer to a buyer that is not an affiliate of Employer, if the sale of the assets is followed by the liquidation of Employer and the proceeds of such liquidation are assets other than stock or an equity interest in the acquiring entity.

                  (b) In the event of a "sale of Employer" on or after the date of this Agreement, Employer shall have the right to exchange the options granted to Employee hereunder for equivalent options to acquire stock of the acquiring entity in the "sale of Employer" transaction; provided, that (i) the number of shares of the acquiring entity that Employee is entitled to purchase under Employee's options shall be determined on a fully diluted basis at the valuation used for Employer and/or its shareholders in the "sale of Employer" transaction, and (ii) the grant dates and vesting terms of Employee's options shall be the same as those applicable to the options described in subparagraph
(a).

         6. VACATION. Employee shall be entitled to vacations with pay in accordance with the vacation policy of Employer promulgated from time to time by the Employer. Vacations shall be taken by Employee at any time during the year and for any period as determined by the President of Employer.

         7.       WORKING FACILITIES; BENEFITS.

                  (a) Employer shall furnish Employee with an office and such other facilities and services as are suitable to his position and adequate for the performance of his duties hereunder.

                  (b) Employer shall pay the cost of Employee's coverage under its group medical insurance coverage, if available. Any health insurance coverage of Employee's family and/or dependants shall be at Employee's sole cost.

                  (c) Employee shall be eligible to participate under the Employer's pension plan, if any, pursuant to the pension plan's requirements, including but not limited to requirements regarding eligibility and vesting.

                  (d) Employer shall pay on behalf of Employee or reimburse Employee for the cost of Employee's professional license


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fees, professional education courses (CPE) as approved by Employer in its discretion; and professional dues for AICPA and FICPA or other professional organizations as approved by Employer in its discretion.

         8. EXTENT OF SERVICES. During the period of active employment, Employee shall devote full time, attention, and energies to the business of Employer. Employee shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the business in which such investments are made.

         9. CONFIDENTIALITY. Employee occupies a position of trust and confidence with Employer. To fulfill his responsibilities, Employee will be afforded full and unlimited access to all Employer data and documents, regardless of the location of the data and documents, and regardless of the physical form in which they are kept. Except where he is under an obligation under this Agreement or under a legal obligation to do so, Employee shall not disclose the information which he learns in his capacity as Vice President, Finance and CFO of Employer. Information commonly known outside of the Employer or which is disclosed to regulatory authorities or publicly available is excluded from this provision. This confidentiality provision extends beyond the term of this Agreement and shall be in addition to any separate confidentiality agreement entered into by and between Employee and Employer. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the Employer's confidential information or from rendering any services to any person, firm, corporation, association, or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

         10. TERMINATION WITHOUT CAUSE. Without cause, Employer may terminate this Agreement at any time upon thirty (30) days' written notice to Employee. In such event, (unless Employee is absent from work because of accident or sickness) Employee, if requested by Employer, shall continue to render his services, and shall be paid his Base Salary to the termination date. Without cause, Employee may terminate this Agreement upon thirty (30) days' written notice to Employer. In such event, (unless Employee is absent from work


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because of accident or sickness) Employee, if requested by Employer, shall continue to render his services and shall be paid his Base Salary to the termination date

         11. TERMINATION WITH CAUSE. In addition to termination as provided in the preceding paragraphs hereof, this Agreement may be terminated by Employer at any time without notice upon the occurrence of one or more of the following events:

                  (a) In the event Employee shall fail or refuse to comply with the policies, standards and regulations of Employer from time to time established; or

                  (b) In the event Employee shall be guilty of fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of Employer; or

                  (c) In the event Employee shall fail or refuse to faithfully or diligently perform the provisions of this Agreement or the usual and customary duties of her employment; or

                  (d) In the event Employee Shall make an assignment for the benefit of creditors; or

                  (e) In the event Employee shall file a voluntary petition in bankruptcy or becomes the subject of an involuntary petition in bankruptcy.

In the event of a termination pursuant to this Section 11, Employee shall be paid his Base Salary to the termination date.

         12.      DEATH AND DISABILITY DURING EMPLOYMENT.

                  (a) If Employee dies during the term of this employment, Employer shall pay to the estate of Employee the Base Salary up to the end of the month in which his death occurred.

                  (b) In the event Employee is disabled because of accident or sickness, as determined by Employer, Employee shall be paid the Base Salary up to the end of the month in which his disability occurred. Thereafter, Employer shall have no further obligation to pay Employee under this Agreement.

         13. WAIVER OF BREACH. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.


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         14.      LEGAL ACTION. Should Employer or Employee institute legal
action, whether at law or in equity, to enforce any provision hereunder, the prevailing party shall be entitled to receive from the other party all costs and reasonable attorney's fees, including, but not limited to, fees for trial and appeals or other legal proceedings.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to her address in the case of Employee, or to its principal office in the case of Employer.

         16. AGENCY. Employee shall have no authority to enter into any contracts binding upon Employer, or to create any obligations on the part of Employer except such as shall be specifically authorized by the Board of Directors of Employer or by an executive officer of Employer acting pursuant to authority granted by the Board of Directors.

         17. ASSIGNMENT. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employer depends upon the personal services of Employee, and Employee shall not assign this Agreement or any rights or duties hereunder without the express written consent of Employer, nor shall Employee delegate any of his obligations hereunder to any other person or corporation without the express written consent of Employer. Any assignment or delegation by Employee without such written consent shall be void.

         18. RETURN OF EMPLOYER PROPERTY. Employee agrees that on termination of his employment for any cause whatsoever the Employee will return to Employer any of Employer's property in her possession or under his control, including, but not limited to records and names, addresses, and other information with regard to customers or potential customers of Employer with whom Employee has had contact or done business.

         19. INVENTIONS. All ideas, inventions, and other developments conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are exclusive property of Employer. Employee agrees to assist Employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Employer.


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         20.      RESTRICTIVE COVENANT. Notwithstanding anything in this
Agreement to the contrary, during the period of active employment and if Employee's employment is terminated under this Agreement, with or without cause, voluntarily or involuntarily, by either party Employee agrees that for a period ending on the later of (i) the 'date that is five (5) years after the date of this Agreement or (ii) the date that is two (2) years after the termination of employment, he shall not, within the state of Florida, own, manage, operate, control, be employed by, act as an agent for, participate, in or be connected in any manner with the ownership, management, operation or control of any business which is engaged in businesses which are or may be competitive to the business of Employer. It is the intention of the parties that Employer be given the broadest protection allowed by law with regard to the restrictions herein contained. In the event of a breach or a threatened breach by Employee of provisions in this paragraph, Employer shall be entitled to an injunction restraining Employee from such breach or threatened breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from Employee. This covenant on the part of Employer and Employee shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by Employee against Employer whether predicated upon this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of this covenant. Employer agrees if Employee provides services as a certified public accountant on behalf of an accounting firm engaged in public accounting after the termination of this Agreement, such practice shall not constitute a violation of the restrictive covenants contained in this Section 20.

         In the event that this restrictive covenant shall be determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, the parties agree that this covenant shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities as to which said court of competent jurisdiction deems reasonable and enforceable.

         21. CONSTRUCTION; ENTIRE AGREEMENT. This instrument reflects the entire agreement between the parties. It may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement supersedes any prior employment agreement between the parties. This Agreement


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shall be construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals the day and year first above written.

WITNESSES:



/s/                                    PODS, INC.
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                                       By: /s/ Peter S. Warhurst, President
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                                          Peter S. Warhurst, President


                                                                        EMPLOYER


/s/                                    /s/ Thomas M. Calcaterra
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                                       THOMAS M. CALCATERRA



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                                                                        EMPLOYEE


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